Exhibit F

EXECUTION VERSION

Confidential Information Redacted ***

AMENDMENT AGREEMENT

DATED 20 MARCH 2015

BETWEEN KANRICH HOLDINGS LIMITED

as Borrower, Chargor and Indemnifier

AND

ZHOU XIN

as Guarantor

AND

JUN HENG INVESTMENT LTD.

ON CHANCE INC.

as Chargors and Indemnifiers

AND

PROMINENT ASSET INVESTMENT LIMITED

as Lender and Calculation Agent

relating to a Margin Loan Facility Agreement, a Guarantee and a Deed of Indemnity

in each case, dated 22 March 2013

ALLEN & OVERY

Allen & Overy

*                 Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

THIS AGREEMENT is dated 20 March 2015 and made

BETWEEN:

(1)                                 KANRICH HOLDINGS LIMITED, a BVI Business Company incorporated with limited liability in the British Virgin Islands with registration number 1749526 and its registered office at Commerce Chambers, P. O. Box 2208, Road Town, Tortola, British Virgin Islands as borrower (the Borrower);

(2)                                 ZHOU XIN (holder of Hong Kong Identity Card No. R285049(3)) (the Guarantor);

(3)                                 THE PERSONS listed in Schedule 1 (together with the Borrower, the Chargors); and

(4)                                 PROMINENT ASSET INVESTMENT LIMITED as lender (the Lender) and calculation agent.

BACKGROUND

(A)                               This Agreement is supplemental to and amends a margin loan facility agreement dated 22 March 2013 between the Borrower and the Lender (the Facility Agreement).

(B)                               In this Agreement, the Chargors and the Guarantor confirm their obligations under the deed of indemnity dated 22 March 2013 between the Chargors and the Lender (the Deed of Indemnity) and the guarantee dated 22 March 2013 between the Guarantor and the Lender (the Guarantee).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

(a)                                 In this Agreement:

Amended Facility Agreement means the Facility Agreement as amended by this Agreement.

Effective Date means the date on which the Lender notifies the Borrower that it has received and/or waived all of the documents listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory the Lender.

Effective Date Deadline means 22 March 2015 or such later date as the Borrower and the Lender may agree.

(b)                                 Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2                               Construction

The provisions of clause 1.2 (Construction), 1.3 (Currency symbols and definitions) and 1.4 (Third Party Rights) of the Facility Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Facility Agreement are to be construed as references to this Agreement.

2.                                      AMENDMENTS

(a)                                 Subject as set out below, the Facility Agreement will be amended from the Effective Date in the manner set out in Schedule 3 (Amendments to the Facility Agreement).

(b)                                 The Facility Agreement will not be amended by this Agreement unless the Lender notifies the Borrower that it has received and/or waived all of the documents set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender on or prior to the Effective Date Deadline. The Lender must give this notification as soon as reasonably practicable.

(c)                                  If the Lender fails to give the notification under paragraph (b) above by the Effective Date Deadline, the Facility Agreement will not be amended in the manner contemplated by this Agreement.

3.                                      REPRESENTATIONS

(a)                                 The Borrower confirms to the Lender that on the date of this Agreement and on the Effective Date, the Repeating Representations (as amended pursuant to Schedule 3 (Amendments to the Facility Agreement)):

(i)                                     are true; and

(ii)                                  would also be true if references to the Facility Agreement are construed as references to the Amended Facility Agreement.

In each case, each Repeating Representation (as amended pursuant to Schedule 3 (Amendments to the Facility Agreement)) is applied to the circumstances then existing and in the case of the confirmation made on the date of this Agreement, as if the Effective Date had occurred.

(b)                                 Each of the Guarantor and Chargors confirms to the Lender that on the date of this Agreement and on the Effective Date, the representations set out in clause 4 (other than clause 4.1(o)) of the Guarantee, clause 3 of the Deed of Indemnity and clause 8 (other than clause 8.1(b)(iv) and clause 8.8) of the Share and Account Charge:

(i)                                     are true; and

(ii)                                  would also be true if the Guarantee, the Deed of Indemnity and the Share and Account Charge extends to, and secures, the obligations of the Obligors under the Finance Documents (including the Amended Facility Agreement).

In each case, each such representation is applied to the circumstances then existing and in the case of the confirmation made on the date of this Agreement, as if the Effective Date had occurred.

4.                                      GUARANTEE AND INDEMNITY

On the Effective Date, each Obligor:

(a)                                 confirms its acceptance of the Amended Facility Agreement; and

(b)                                 confirms that its guarantee and indemnities under the Finance Documents:

(i)                                     continues in full force and effect; and

(ii)                                  extends to the obligations of the Obligors under the Finance Documents (including the Amended Facility Agreement).

5.                                      SECURITY

5.1                               Confirmation

On the Effective Date, each Obligor confirms that:

(a)                                 any Security created by it under the Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Amended Facility Agreement) subject to any limitations set out in the Security Documents;

(b)                                 the obligations of the Borrower arising under the Amended Facility Agreement are included in the Secured Obligations subject to any limitations set out in the Security Documents; and

(c)                                  the Security created under the Security Documents continue in full force and effect on the terms of the respective Security Documents.

5.2                               No New Security Interest

No part of this Agreement is intended to or will create a registrable Security.

5.3                               Representations

(a)                                 The representations in this Clause 5.3 are deemed to be made on the date of this Agreement and on the second Utilisation Date.

(b)                                 The Borrower represents and warrants that it legally and beneficially owns 17,790,125 Ordinary Shares.

(c)                                  The Borrower represents and warrants that it, together with its Affiliates, legally and beneficially owns 31,736,591 Ordinary Shares.

(d)                                 On Chance represents and warrants that it legally and beneficially owns 4,064,800 Ordinary Shares.

(e)                                  June Heng represents and warrants that it legally and beneficially owns 9,665,000 Ordinary Shares.

6.                                      MISCELLANEOUS

(a)                                 Each of this Agreement and the Amended Facility Agreement is a Finance Document.

(b)                                 Subject to the terms of this Agreement, the Facility Agreement will remain in full force and effect and, from the Effective Date, the Facility Agreement and this Agreement will be read and construed as one document.

(c)                                  No waiver is given by this Agreement, and the Lender expressly reserves all its rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

7.                                      GOVERNING LAW

This Agreement (other than Clause 8 (Arbitration)) and any non-contractual obligations arising out of or in connection with this Agreement (other than Clause 8 (Arbitration)) are governed by, and shall be construed in accordance with, English law.

8.                                      ARBITRATION

(a)                                 Arbitration

Any dispute, controversy or claim arising in any way out of or in connection with this Agreement, or the breach, termination or invalidity thereof (whether contractual, pre-contractual or non-contractual), shall be settled by binding arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) in accordance with the HKIAC Administered Arbitration Rules in force as at the date any Notice of Arbitration is submitted (Rules), which Rules are deemed to be incorporated by reference into this clause and as may be amended by the rest of this clause. The seat of the arbitration shall be Hong Kong SAR.

(b)                                 Appointment of arbitrators

The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the Rules.

(c)                                  Arbitration proceedings and award

The language to be used in the arbitral proceedings shall be English and any arbitral award shall be given in English. Nothing in this Clause 8(c) shall be construed as preventing any Party from seeking conservatory or interim relief from any court of competent jurisdiction. Any award shall be final and binding upon the Parties from the day it is made. The Parties undertake to carry out each and every arbitral award without delay.

(d)                                 Consolidation of actions

Section 2 of Schedule 2 to the Hong Kong Arbitration Ordinance (Cap. 609) (the Ordinance) shall apply. Without limiting the generality of that section, the Parties acknowledge that it is their desire, where there are two or more disputes or arbitration proceedings arising from this Agreement, and where:

(i)                                     some common question of law or fact arises;

(ii)                                  the rights to relief claimed therein are in respect of or arise out of the same transaction or series of transactions; or

(iii)                               it is otherwise desirable to make an order under Section 2 of Schedule 2 of the Ordinance, to have those arbitration proceedings consolidated and resolved by a single multi-party arbitration.

(e)                                  Governing law of arbitration clause

This Clause 8 shall be governed by, and shall be construed in accordance with, Hong Kong law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CHARGORS

1.                                      JUN HENG INVESTMENT LTD.

2.                                      ON CHANCE INC.

SCHEDULE 2

CONDITIONS PRECEDENT

1.                                      Corporate documentation — Chargors

(a)                                 A copy of the constitutional documents of each Chargor, including its certificate of incorporation (and certificate of incorporation on change of name, if any), memorandum and articles of association, register of directors, register of charges and register of members or, if the Lender already has a copy, a certificate of an authorised signatory of that Chargor confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)                                 A copy of a resolution of the board of directors of each Chargor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute this Agreement and the Confirmatory Share and Account Charge;

(ii)                                  authorising a specified person or persons to execute this Agreement and the Confirmatory Share and Account Charge on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Amended Facility Agreement, this Agreement and the Confirmatory Share and Account Charge.

(c)                                  A copy of the minutes of a special meeting of members of each Chargor approving the entry into this Agreement and the Confirmatory Share and Account Charge by the relevant Chargor.

(d)                                 A specimen of the signature of each person (with the title of such person) authorised by the resolution referred to in paragraph (b) above.

(e)                                  A certificate of each Chargor (signed by a director) confirming that the borrowing or securing in respect of the Commitment would not cause any borrowing, security or similar limit binding on such Chargor to be exceeded.

(f)                                   A copy of a certificate of good standing in respect of each Chargor issued by the Registrar of Corporate Affairs in the British Virgin Islands.

(g)                                  A copy of a certificate of incumbency in respect of each Chargor issued by the registered agent in the British Virgin Islands.

2.                                      Corporate documentation — Issuer

(a)                                 A certified copy of the constitutional documents of the Issuer, including its certificate of incorporation (and certificate of incorporation on change of name, if any), memorandum and articles of association, register of directors, register of mortgages and charges and register of members or, if the Lender already has a copy, a certificate of an authorised signatory of the Issuer confirming that the copy in the Lender’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)                                 A copy of the minutes of a meeting of the board of directors of the Issuer:

(i)                                     approving the terms of, and the transactions contemplated by, the Supplemental Issuer Undertaking and any other relevant documents to be signed by the Issuer and resolving that it execute such documents;

(ii)                                  authorising any of its directors or officers to execute the Supplemental Issuer Undertaking and any other relevant documents to be signed by the Issuer on its behalf;

(iii)                               instructing Maples Fund Services (Cayman) Limited as registrar of the Issuer holding the original register of members of the Issuer to make notations in the register of members of the Issuer to note the security interests created pursuant to the Confirmatory Share and Account Charge, to provide certified copies of such annotated register of members and to comply with and acknowledge the letter of instructions delivered to it by the Issuer pursuant to the terms of the Confirmatory Share and Account Charge;

(iv)                              approving the registration (without delay) of all transfers of Collateral Ordinary Shares in its register of members pursuant to an enforcement of the terms of the Confirmatory Share and Account Charge; and

(v)                                 resolving that no share certificates be issued to any Chargor in respect of the Ordinary Shares held by the Chargors as long as the Confirmatory Share and Account Charge remains in place unless share certificates are issued to all holders of Ordinary Shares.

(c)                                  A copy of a certificate of good standing in respect of the Issuer issued by the Registrar of Companies in the Cayman Islands.

(d)                                 A copy of a certificate of incumbency in respect of the Issuer issued by Maples and Calder in the Cayman Islands.

3.                                      Legal opinion

(a)                                 A legal opinion in relation to English law from Allen & Overy, legal advisers to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(b)                                 Legal opinions in relation to British Virgin Islands law and Cayman Islands law from Walkers, legal advisers as to Cayman Islands and British Virgin Islands law to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

4.                                      Security Documents

(a)                                 The Confirmatory Share and Account Charge duly executed by the Chargors.

(b)                                 A copy of all notices required to be sent under the Confirmatory Share and Account Charge executed by the Chargors.

(c)                                  Evidence of all steps required to perfect the Confirmatory Share and Account Charge as advised to the Lender by its legal advisers in each Relevant Jurisdiction as set out in the Confirmatory Share and Account Charge have been or will be completed, including, but not limited to a certified copy of the register of members of the Issuer evidencing that Collateral Ordinary Shares are registered in the name of the Chargor and that the notations required by the Confirmatory Share and Account Charge have been made.

(d)                                 Delivery of the letter of instructions to registered office service provider duly signed by the Issuer substantially in the form set out in schedule 4 of the Confirmatory Share and Account Charge.

5.                                      Other documents and evidence

(a)                                 A copy of the Supplemental Issuer Undertaking duly acknowledged by the Issuer.

(b)                                 A certificate of each Chargor (signed by a director) certifying that each copy document delivered by it as specified in this Schedule 2 and/or any document or evidence delivered hereunder in copy form is correct, complete, and in full force and effect as at a date no earlier than the date of this Agreement.

(c)                                  Evidence that each of the Chargors has obtained all governmental and/or regulatory approvals and licences (including, but not limited to, any third party approvals and licences) that are required to be obtained by it for the purposes of executing, delivering and legally performing its respective obligations and discharging its respective duties under this Agreement and the Confirmatory Share and Account Charge.

(d)                                 A copy of any other document, authorisation, opinion or assurance as reasonably requested by the Lender.

(e)                                  Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 15 (Costs and Expenses) under the Facility Agreement, have been paid or will be paid by the Effective Date.

(f)                                   Evidence that the agent of each Obligor under the Finance Documents for service of process in England has accepted its appointment.

SCHEDULE 3

AMENDMENTS TO THE FACILITY AGREEMENT

1.                                      Subclause 1.1 (Definitions) of the Facility Agreement will be amended in the following manner:

1.1                               The following definition of ADR Initial Price shall be deleted in its entirety and replaced with the following:

“ADR Initial Price” means:

(a)                                 prior to the Effective Date, USD4.70; and

(b)                                 on and after the Effective Date, USD6.50.

1.2                               The following new definition of Amendment Agreement shall be included:

“Amendment Agreement” means an amendment agreement dated 20 March 2015 between, among others, the Borrower and the Lender, that supplements and amends this Agreement.

1.3                               The definition of Availability Period shall be deleted in its entirety and replaced with the following:

“Availability Period” means:

(a)                                 the period from and including the date of this Agreement to and including the date falling two Business Days after the date of this Agreement; and

(b)                                 the period from and including the Effective Date to and including the date falling five Business Days after the Effective Date.

1.4                               Paragraph (a) of the definition of Commitment shall be deleted in its entirety and replaced by the following definition:

(a)                                 USD 50,000,000; and

1.5                               The following new definition of Confirmatory Share and Account Charge shall be included:

“Confirmatory Share and Account Charge” means the confirmatory share and account charge dated 20 March 2015 between, the Chargors and the Lender.

1.6                               The following new definition of Effective Date shall be included:

“Effective Date” has the meaning given to such term in the Amendment Agreement.

1.7                               The definition of Finance Documents shall be deleted in its entirety and replaced with the following:

“Finance Documents” means:

(a)                                 this Agreement;

(b)                                 the Amendment Agreement;

(c)                                  each Notice to Custodian;

(d)                                 the Share and Account Charge;

(e)                                  the Confirmatory Share and Account Charge;

(f)                                   the Supplemental Issuer Undertaking;

(g)                                  the Guarantee;

(h)                                 the Deed of Indemnity;

(i)                                     the Issuer Conversion Undertaking;

(j)                                    the Issuer Registration Undertaking Letter; and

(k)                                 any other document designated as such by the Lender and the Borrower.

1.8                               The definition of Initial Collateral Shares shall be deleted in its entirety and replaced with the following:

“Initial Collateral Shares” means:

(a)                                 prior to the Effective Date, 37,437,625 Ordinary Shares and includes the SPA Shares; and

(b)                                 on or after the Effective Date, 31,500,000 Ordinary Shares and includes the SPA Shares.

1.9                               The definition of Loan shall be deleted in its entirety and replaced with the following:

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

1.10                        The definition of Loan Interest Rate shall be deleted in its entirety and replaced with the following:

“Loan Interest Rate” means:

(a)                                 prior to the Effective Date, [***] per cent. per annum; and

(b)                                 on and after the Effective Date, [***] per cent. per annum.

1.11                        The definition of Maturity Date shall be deleted in its entirety and replaced with the following definition:

“Maturity Date” means the date falling four years from the date of this Agreement, being 22 March 2017.

1.12                        The definition of Security Documents shall be deleted in its entirety and replaced with the following:

“Security Documents” means the Share and Account Charge, the Confirmatory Share and Account Charge and any other security document that may at any time be given as security for any of the Borrower’s liabilities arising pursuant to or in connection with any Finance Document.

1.13                        The following new definition of Supplemental Issuer Undertaking shall be included:

“Supplemental Issuer Undertaking” means a notice from the Lender to the Issuer substantially in the form set out in Schedule 4 of the Amendment Agreement.

1.14                        The definition of Utilisation shall be deleted in its entirety and replaced with the following:

“Utilisation” means a utilisation of the Facility.

2.                                      The following new paragraphs shall be included in clause 1.2 (Construction):

(xi)                              “the Loan” shall mean any Loan or, where the context so requires, the Loans.

(xii)                           “the Utilisation” shall mean any Utilisation or, where the context so requires, the Utilisations.

(xiii)                        “the Utilisation Request” shall mean any Utilisation Request or, where the context so requires, the Utilisation Requests.

(xiv)                       “the Utilisation Date” shall mean any Utilisation Date except that (a) in the definitions of SPA Shares, Valuation Date and Clauses 10, 16.15(p), 16.28(d), 18 and 21 of this Agreement, (b) clause 4.1(o) of the Guarantee and (c) clause 8.8 of the Share and Account Charge, reference to “the Utilisation Date” shall mean the first Utilisation Date.

(xv)                          “the Share and Account Charge” in the definitions of Charged Account, Collateral ADRs, Collateral Ordinary Shares, Eligible Collateral and Secured Obligations and Clauses 18.2, 18.3, 18.6 and 19.1 shall mean the Share and Account Charge and the Confirmatory Share and Account Charge.

3.                                      Clause 3.1 (Purpose) shall be deleted in its entirety and replaced with the following:

3.1                               Purpose

The Borrower shall apply all amounts borrowed by it under any Loan towards:

(a)                                 in the case of the first Loan, the subscription price of the Ordinary Shares to be acquired by the Borrower pursuant to the SPA; and

(b)                                 in the case of the second Loan, for such purposes expressly permitted under this Agreement (including, without limitation, to pay any amounts due under the Finance Documents) which does not or will not result in a breach of, or a misrepresentation under, the Finance Documents.

4.                                      Paragraph (b) of clause 4.2 (Further conditions precedent) shall be deleted in its entirety and replaced with the following:

(b)                                 in the case of the first Utilisation, on the proposed Utilisation Date, the Lender has received evidence to its satisfaction that, upon receipt by the Issuer of the amounts borrowed by the Borrower under the Loan into the Issuer’s designated cash account, the SPA Shares will be issued by the Issuer to the Borrower and will immediately be registered in the name of the Borrower in the register of members of the Issuer and that an annotation to the register of members of the Issuer will be made in accordance with the terms of the Share and Account Charge to reflect that the Initial Collateral Shares are the subject of the Transaction Security.

5.                                      Clause 4.3 (Single Loan) shall be deleted in its entirety and replaced with the following:

4.3                               Maximum number of loans

There shall be no more than two Loans.

6.                                      Paragraph (b) of clause 5.2 (Completion of the Utilisation Request) shall be deleted in its entirety and replaced with the following:

(b)                                 No more than two Utilisation Requests may be delivered and only one Loan may be requested in each Utilisation Request.

7.                                      Paragraphs (b)(i) and (b)(ii) of clause 5.4 (Availability of Loan) shall be deleted in its entirety and replaced with the following:

(i)                                     in the case of the first Utilisation, the Upfront Fee;

(ii)                                  an amount equal to the greater of (A) zero and (B) an amount equal to the amount of interest payable by the Borrower to the Lender in respect of the first Interest Period in respect of the relevant Loan which shall be calculated in accordance with Clause 8 (Interest) (the deduction from the proposed Loan of the amounts referred to in this sub-paragraph (ii) shall satisfy the Borrower’s obligation to pay interest to the Lender pursuant to Clause 8.2 (Payment of Interest) in respect of the first Interest Period in respect of that Loan); and

8.                                      The following new sub-clause shall be included in Clause 5.3 (Currency and amount):

(c)                                  In respect of the second Utilisation, the amount of the proposed Loan must not exceed USD 6,000,000.

9.                                      Clause 5.5 (Cancellation of Commitment) shall be deleted in its entirety and replaced with the following:

5.5                               Cancellation of Commitment

The Commitment, if unutilised, shall be immediately cancelled at close of business in London on the last Business Day falling in the Availability Period referred to in paragraph (b) of the definition of Availability Period.

10.                               The following new sub-clause shall be included in Clause 9 (Interest Periods):

9.3                               Consolidation of Interest Periods

Notwithstanding clause 9.1 (Interest periods), the first Interest Period for a Loan will end on the same day as the current Interest Period for any other Loan. On the last day of those Interest Periods, those Loans will be consolidated and treated as one Loan.

11.                               Paragraphs (c) and (d) of Clause 16.28 shall be deleted in their entirety.

12.                               Paragraph (a) of the definition of Additional Collateral Shares in Clause 18.1 (Definitions) shall be deleted in its entirety and replaced with the following:

(a)                                 17,437,625 Shares, inclusive of the 5,937,625 Shares withdrawn from the Securities Accounts under Clause 18.3 (Margin release) prior to the Effective Date; plus

13.                               The definition of Collateral Release Loan-to-Value Ratio in Clause 18.1 (Definitions) shall be deleted in its entirety and replaced with the following:

“Collateral Release Loan-to-Value Ratio” means:

(a)                                 prior to the Effective Date, the Maintenance Loan-to-Value Ratio minus [***] per cent.; and

(b)                                 on and after the Effective Date, [***] per cent.

14.                               The definition of Maintenance Loan-to Value Ratio in Clause 18.1 (Definitions) shall be deleted in its entirety and replaced with the following:

“Maintenance Loan-to Value Ratio” means:

(a)                                 prior to the Effective Date, [***] per cent.; and

(b)                                 on and after the Effective Date, [***] per cent.

15.                               The definition of Maximum Loan-to Value Ratio in Clause 18.1 (Definitions) shall be deleted in its entirety and replaced with the following:

“Maximum Loan-to Value Ratio” means:

(a)                                 prior to the Effective Date, [***] per cent.; and

(b)                                 on and after the Effective Date, [***] per cent.

16.                               The following new sub-clause shall be included in Clause 21 (Events of Default) and the existing sub-clause 21.25 (Acceleration) shall be renumbered accordingly:

21.25                 Control of Issuer’s Subsidiary

The Issuer ceases to be the legal and beneficial owner (directly or indirectly through wholly owned subsidiaries) of 50 per cent. or more of the issued share capital of Leju Holdings Ltd, a company incorporated in the Cayman Islands and listed on the Exchange with Bloomberg code LEJU.

SCHEDULE 4

FORM OF SUPPLEMENTAL ISSUER UNDERTAKING

SIGNATORIES

Company

SIGNED, SEALED and DELIVERED		)
as a DEED by		)
acting for and on behalf of		)	/s/ Xin Zhou
KANRICH HOLDINGS LIMITED		)
in the presence of:		)		L.S

Witness’s signature:	/s/ Yan Qian

Name:	Yan Qian

Address:	11/F, Qiushi Building, No. 383 Guangyan Road, Shanghai, China

SIGNED, SEALED and DELIVERED		)
as a DEED by		)
acting for and on behalf of		)	/s/ Xin Zhou
JUN HENG INVESTMENT LTD.		)
in the presence of:		)		L.S

Witness’s signature:	/s/ Yan Qian

Name:	Yan Qian

Address:	11/F, Qiushi Building, No. 383 Guangyan Road, Shanghai, China

SIGNED, SEALED and DELIVERED		)
as a DEED by		)
acting for and on behalf of		)	/s/ Xin Zhou
ON CHANCE INC.		)
in the presence of:		)		L.S

Witness’s signature:	/s/ Yan Qian

Name:	Yan Qian

Address:	11/F, Qiushi Building, No. 383 Guangyan Road, Shanghai, China

Amendment Agreement

Guarantor

SIGNED, SEALED and DELIVERED	)
as a DEED by	)	/s/ Xin Zhou
ZHOU XIN	)		L.S.
(having previously been identified by means of	)
Hong Kong Identity Card No. R285049(3)))
in the presence of:	)

/s/ Yan Qian
Yan Qian
11/F, Qiushi Building, No. 383 Guangyan Road, Shanghai, China

Amendment Agreement

Lender

PROMINENT ASSET INVESTMENT LIMITED

By:	/s/ Jon Robert Lewis
For and on behalf of PAX Secretaries Limited

Name:	JON ROBERT LEWIS

Title:	Director of PAX Secretaries Limited

Amendment Agreement